UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------


                                AMENDED FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 24, 2000

                                SurgiLight, Inc.
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               (Exact name of Registrant as specified in charter)



           Delaware                  0-24897                    35-1990562
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 (State or other jurisdiction      (Commission                (I.R.S. Employer
       of incorporation)           File Number)              Identification No.)

                 12001 Science Dr. Suite 140, Orlando, FL 32826
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                    (Address of principal executive offices)
                                   (Zip code)

          Registrant's telephone number, with area code (407) 482-4555


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

Not applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5.  OTHER EVENT.

On January 24, 2000, the Company announced in an 8-K filing that it had repurchased 600,000 shares of common stock of the Company from certain shareholders of Advanced Medical Laser Service, Inc. ("AMLSI"), formerly known as Advanced Marketing Technologies, Inc., a Florida corporation, and EMX, Inc., a Florida corporation. On January 25, 2000, the Company announced in another 8-K filing that it had repurchased an additional 110,000 shares from AMLSI. Accordingly, an aggregate of 710,000 shares were repurchased. However, the Company erroneously listed these repurchased shares as 750,000 in its 1999 10-K filing. This amended Item 5 will clarify the shares repurchased in the AMLSI and EMX transactions.

The number of shares repurchased from AMLSI was 650,000, itemized as follows:
620,000 shares from AMLSI, 10,000 shares from AMLSI key employees, and 20,000 escrowed shares reserved for performance bonuses. The Company repurchased a total of 60,000 shares from EMX, itemized as follows: 50,000 shares from EMX, and 10,000 shares from EMX key employees.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

Not applicable

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

Not applicable

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 15, 2001

                                     SurgiLight, Inc.


                                     By: /s/  J.T. Lin
                                         ---------------------------------------
                                              J.T. Lin, President and CEO
                                              Chairman of Board Directors